                                                                    Exhibit 99.1

                             AUDIT COMMITTEE CHARTER
                           TRINITY CAPITAL CORPORATION

I.   PURPOSE

The Audit Committee is a committee of the Board of Directors of Trinity Capital Corporation ("Company"). The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility for the risk management oversight of the Company and its subsidiaries, Los Alamos National Bank and Title Guaranty & Insurance Company. The Committee's role includes a particular focus on the qualitative aspects of financial reporting to the Board of Directors and to shareholders, on the Company's processes to manage business and financial risk and on compliance with significant applicable legal, ethical and regulatory requirements. The Committee is directly responsible for the appointment, compensation, oversight and dismissal, if the Committee deems appropriate, of the independent public accounting firm engaged to prepare and issue an audit report on the financial statements of the Company.

The Audit Committee's primary responsibilities and duties are to assist the Board of Directors with the oversight of (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent accountants' qualifications and independence and (d) the performance of the Company's internal audit function.

II.  MEMBERSHIP

The Audit Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be an independent director, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Additionally, each member shall be independent as defined by the rules of the Securities and Exchange Commission, the rules and regulations of any exchange or national market on which the Company's common stock is quoted or listed for trading and the rules of any other body with regulatory authority over the Company.

All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices or at the time of their appointment shall undertake training for that purpose. At least one member of the Committee shall, in the judgment of the Board of Directors, be an "audit committee financial expert" in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member of the Committee shall have banking or related financial management expertise as set forth in the Federal Deposit Insurance Act (12 USC 1831m(g)) and applicable federal regulations.

Trinity Capital Corporation
Audit Committee Charter

The members of the Audit Committee shall be nominated by the Chairman of the Board and elected by the entire Board. The Committee shall elect its Chairman with the consent of the Board.

III. REPORTING

The Company's independent accountants and the internal audit staff shall report directly to the Committee. The Committee is expected to maintain free and open communication with the independent accountants, the internal auditors and the Company's management. This communication shall include private executive sessions, at least annually, with each of these parties. The Committee Chairman shall report on all Committee activities to the full Board.

IV.  EDUCATION

The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial and technological literacy. All Committee members shall satisfy any applicable continuing education requirements of the Securities and Exchange Commission and of any exchange or national market on which the Company's common stock is quoted or listed for trading.

V.   GENERAL RESPONSIBILITIES AND AUTHORITY

The Committee's specific responsibilities in carrying out its oversight role are delineated in Article VII below. The Committee relies on the expertise and knowledge of management, the internal auditors and the Company's independent accountants in carrying out its oversight responsibilities. Management of the Company is responsible for ensuring that the Company's financial statements are complete, accurate and prepared in accordance with generally accepted accounting principles. The Company's independent accountants are responsible for auditing the Company's financial statements.

VI.  AUDIT COMMITTEE REPORT

The Audit Committee shall prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement, and any other report or document required to be prepared by the Committee by the Securities and Exchange Commission or by any exchange or national market on which the Company's common stock is quoted or listed for trading.

Trinity Capital Corporation
Audit Committee Charter

VII. SPECIFIC AUDIT COMMITTEE RESPONSIBILITIES

     To fulfill its responsibilities and duties, the Committee shall:

     A.  INDEPENDENT ACCOUNTANTS

         1. Appoint, approve the compensation of, oversee and dismiss, if the Committee deems appropriate, the Company's independent accountants.

         2. Review and discuss with the Company's public accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

         3. Pre-approve all audit and non-audit services to be performed by the independent accountants.

         4. Monitor the services performed by the independent accountants to ensure that any services prohibited by the Securities and Exchange Commission, or by any exchange or national market on which the Company's common stock is quoted or listed for trading, are not performed during the period in which the independent accountants are performing audit services for the Company.

     B.  FINANCIAL REPORTING PROCESS

         1. Approve the annual internal audit review activities and scope of review.

         2. Review with the internal auditor, the independent accountants and financial management the audit scope and plan for the year and the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

         3. Consider and review with the independent accountants and the internal auditor the adequacy of the Company's internal controls including computerized information system controls, accuracy and security.

         4. Consider and review with the independent accountants and the internal auditor any related significant findings and recommendations of the independent accountants and internal auditor together with management's responses.

Trinity Capital Corporation
Audit Committee Charter

         5. Review with financial management and the independent accountants at the completion of the annual audit:

               i. The Company's annual financial statements and related footnotes.

               ii. The independent accountants' audit of the financial statements and its report.

               iii. Any significant changes required by the independent
                    accountants in the statements prepared by management.

               iv. Any significant changes required in the independent accountants' audit-plan.

               v. Any serious difficulties or disputes with management encountered during the course of the audit.

               vi. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

         6. Consider and review with financial management and the internal auditor:

               i. Significant findings of the internal auditor and management's responses.

               ii. Any difficulties encountered in the course of the internal audit, including any restrictions on the scope of the internal auditor's work.

               iii. Any changes required in the planned scope of the
                    internal auditor's audit plan.

         7. Review with financial management and the independent accountants at least annually the Company's accounting policies.

     C.  ETHICAL AND LEGAL COMPLIANCE

         1. Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers and directors.

         2. Review and pre-approve all material related party transactions that are not prohibited by the rules of the Securities and Exchange Commission or of any exchange or national market on which the

Trinity Capital Corporation
Audit Committee Charter

               Company's common stock is quoted or listed for trading.

         3. Review legal and regulatory matters that may have a material impact on financial statements, compliance, security or operations of the Company.

         4. Meet with the independent accountants, internal auditor and financial management in individual executive sessions to discuss any matters that should be discussed privately with the Committee.

         5. Establish and maintain policies and procedures for employees of the Company to anonymously report accounting errors or improprieties directly to the Committee.

         6. Retain independent legal counsel or other advisors as the Committee deems, in its sole discretion, necessary to fulfill its duties under this Charter. The Committee shall be afforded all funding necessary to retain such independent legal counsel and advisors.

     D.  OTHER GENERAL COMMITTEE DUTIES

         1. Review with financial management and the independent accountants the Company's quarterly and annual reports, and all other reports filed with the Securities and Exchange Commission prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

         2. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

         3. Meet as frequently as circumstances require, but at least quarterly. The Committee may ask members of management or others to attend Committee meetings and provide pertinent information as necessary.

         4. Provide an open avenue of communication between the internal auditor, the independent accountants, financial management and the Board of Directors. The Committee's actions will be reported to the Board of Directors with such recommendations as the Committee may deem appropriate.

         5.    Review and update this Charter annually, or more frequently if

Trinity Capital Corporation
Audit Committee Charter

               necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving oversight practices.

         6. Verify the Committee consists of a minimum of three members who are financially literate, including at least one member who has banking and financial sophistication and meets the definition of "audit committee financial expert" in accordance with the rules and regulations of the Securities and Exchange Commission.

         7. Perform such other functions as assigned by the Board of Directors or by law.